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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                        SECURITIES EXCHANGE ACT OF 1934




    Date of Report (Date of earliest event reported)   20 January 1994




                        Air Products and Chemicals, Inc.
               (Exact name of registrant as specified in charter)



       Delaware                     1-4534                     23-1274455
(State or other jurisdiction      (Commission                 (IRS employer
   of incorporation)              file number)             identification no.)






7201 Hamilton Boulevard, Allentown, Pennsylvania              18195-1501
    (Address of principal executive offices)                  (Zip Code)





Registrant's telephone number, including area code  610-481-4911
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Item 5.  Other Events.

         On January 20, 1994, the Registrant reported first quarter income of $75 million, or 66 cents per share, before the cumulative effect of required accounting changes, compared to $69 million, or 61 cents per share, last year. These results reflect an increase of 12 percent after excluding non-operating gains of 2 cents per share in the current quarter and 4 cents per share last year. Sales rose 2 percent to $827 million compared to $813 in last year's first quarter. Including the cumulative effect of accounting changes, net income equaled $89 million, or 78 cents per share, in the current quarter.

         In summarizing the quarter, Air Products' Chairman H. A. Wagner said, "Improved results reflect higher operating profits in our three major businesses including equity affiliates and the initial benefits of our program to improve long-term competitiveness and accelerate profit growth."

         Industrial gas sales for the quarter increased 5 percent while operating income was up 2 percent compared to last year. Most major product lines experienced increased volumes both in the United States and Europe, although pricing pressures continued worldwide. Equity affiliates reported higher results partially due to the full quarter impact of the Company's increased ownership position in its Mexican joint venture.

         In chemicals, first quarter sales rose 4 percent and operating income increased 6 percent. Volumes were higher in most major product lines. Ammonia and methanol margins improved substantially on higher prices and lower natural gas costs during the





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quarter; however margin pressures continued in the Company's polyvinyl alcohol business.

         Profits in the environmental and energy systems business were up significantly due to stronger operations at cogeneration and waste-to-energy facilities, including American Ref-Fuel's newest plant in Niagara Falls, New York.

         The Equipment and Technology segment reported lower sales and operating income compared to the strong quarter last year. A lower overall level of activity in the equipment business was partially offset by favorable project execution. Last year's quarter also included a gain from selling the Company's remaining interest in a small technology business.

         Financial tables follow:





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                        AIR PRODUCTS AND CHEMICALS, INC.
                 SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                  (Unaudited)
                    (In millions, except earnings per share)



Three Months Ended 31 December        1993          1992
- ------------------------------        ----          ----
Sales                                 $827.3        $813.5

Income before Cumulative Effect
  of Accounting Changes                 75.1(a)       69.0(c)
Cumulative Effect of Accounting
  Changes                               14.3(b)        --
                                      ------        ------
Net Income                            $ 89.4        $ 69.0

Earnings Per Share
  Income before Cumulative Effect
    of Accounting Changes               $.66(a)       $.61(c)
  Cumulative Effect of Accounting
    Changes                              .12(b)         --
                                        ----          ----
  Net Income                            $.78          $.61

Average Shares Outstanding             114.2         113.6
                                       -----         -----



(a) Includes an after-tax benefit of $2.3 million, or $.02 per share, from the favorable tax treatment, net of expense, of the charitable contribution of the remaining shares of a stock investment in an insurance company.

(b) The company adopted Statement of Financial Accounting Standard (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," SFAS No. 109, "Accounting for Income Taxes," and SFAS No. 112, "Employers' Accounting for Postemployment Benefits," on 1 October 1993 and recognized the cumulative effect of these accounting changes.

(c) Includes an after-tax gain of $4.2 million, or $.04 per share, from the sale of a business venture and the partial sale of stock options in an insurance company.





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                        AIR PRODUCTS AND CHEMICALS, INC.
                               OPERATING RESULTS
                                  (Unaudited)

SUMMARY BY BUSINESS SEGMENTS
(In millions)

                                   Three Months Ended
                                       31 December
                                   1993          1992
                                   ----          ----
Sales:
   Industrial Gases               $471.8        $448.1
   Chemicals                       271.4         260.1
   Environmental/Energy             14.3          23.7
   Equipment/Technology             69.8          81.6
                                   -----         -----
      CONSOLIDATED                 827.3         813.5
                                   -----         -----
Operating Income:
   Industrial Gases                 92.9          91.0
   Chemicals                        31.8          29.9
   Environmental/Energy               .2          (1.9)
   Equipment/Technology              7.2          15.0
   Corporate and Other             (11.3)         (9.8)
                                   -----         -----
      CONSOLIDATED                 120.8         124.2

Equity Affiliates' Income:
   Industrial Gases                  1.0          (1.6)
   Chemicals                         (.1)          --
   Environmental/Energy              5.4           1.2
                                   -----         -----
      CONSOLIDATED                   6.3           (.4)
Interest Expense                    19.8          21.5
                                   -----         -----
INCOME BEFORE TAXES                107.3         102.3
Income Taxes                        32.2          33.3
                                   -----         -----
INCOME BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGES             75.1          69.0
Cumulative Effect of Accounting
  Changes, Net of Income Taxes      14.3           --
                                   -----         -----
NET INCOME                        $ 89.4        $ 69.0
                                   -----         -----

Fiscal 1993 operating income of the industrial gases segment and corporate and other have been restated to reflect the current year presentation of Brazilian conversion gains related to U.S. dollar denominated investments. These gains were reclassified from interest income to foreign exchange gains/losses. For the three months ended 31 December 1992, operating income of the industrial gases segment was reduced by $2.1 million with a corresponding increase in corporate and other. For the year ended 30 September 1993, this reclassification will reduce the operating income of the industrial gases segment by $12.3 million.

For the three months ended 31 December 1993, corporate and other includes an expense of $2.3 million for the charitable contribution of the remaining shares of a stock investment in an insurance company. The tax benefit associated with this contribution, based on fair value of the investment, was $4.6 million. This transaction reduced the effective tax rate from 33.6% to 30.0% for the three month period ended 31 December 1993.





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Effective 1 October 1993, the company adopted SFAS No. 106, SFAS No. 109, and
SFAS No. 112. The cumulative effect of these accounting changes on years prior to fiscal 1994 is included in net income of the three months ended 31 December 1993. The cumulative effect of each of these standards is as follows: SFAS No. 106 ($31.3 million charge); SFAS No. 109 ($55.9 million gain); and SFAS No. 112 ($10.3 million charge). Prior year financial statements have not been restated to apply the provisions of these standards. The impact of these accounting changes on income for the three months ended 31 December 1993, exclusive of the cumulative effect as of 1 October 1993, is not material.

For the three months ended 31 December 1992, equipment and technology's operating income includes a gain of $3.9 million ($2.4 million after tax) from the sale of a business venture. In addition, corporate and other includes a gain of $2.8 million ($1.8 million after-tax) from the partial sale of stock options in an insurance company.





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                        AIR PRODUCTS AND CHEMICALS, INC.
                               OPERATING RESULTS
                                  (Unaudited)



SUMMARY BY GEOGRAPHIC LOCATIONS
(In millions)

                                   Three Months Ended
                                       31 December
                                    1993         1992
                                    ----         ----
Sales:
   United States                   $621.5       $601.7
   Europe                           178.7        186.2
   Canada/Latin America              27.1         25.6
                                    -----        -----
      CONSOLIDATED                 $827.3       $813.5
                                    -----        -----
Operating Income:
   United States                   $ 93.0       $ 96.6
   Europe                            25.7         24.7
   Canada/Latin America               2.1          2.9
   Other                              --           --
                                    -----        -----
      CONSOLIDATED                 $120.8       $124.2
                                    -----        -----



Operating income of the United States includes a $6.7 million-gain from the sale of a business venture and the partial sale of stock options in an insurance company during the three months ended 31 December 1992.





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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               Air Products and Chemicals, Inc.
                                                         (Registrant)




Dated:  January 20, 1994                     By:    /s/ Gerald A. White
                                                -------------------------------
                                                        Gerald A. White
                                                Senior Vice President - Finance






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